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                                                                     Exhibit 5.1




                                         April 30, 2002


AMN Healthcare Services, Inc.
12235 El Camino Real, Suite 200
San Diego, California  92130

                          AMN Healthcare Services, Inc.
                       Registration Statement on Form S-1
                           Registration No. 333-86952

Ladies and Gentlemen:

            In connection with the above-captioned Registration Statement, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), you have requested that we furnish our opinion as to the legality, for sale thereunder, of up to 11,500,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company that may be offered by certain stockholders of the Company (including shares that may be sold upon exercise of the underwriters' over-allotment option). The Common Stock to be sold in the offering contemplated by the Registration Statement (the "Offering") consists of outstanding shares of Common Stock (the "Outstanding Shares") and shares of Common Stock underlying certain outstanding stock options, which options will be exercised by certain selling stockholders prior to the consummation of the Offering (the "Option Shares").

            In connection with the furnishing of this opinion, we have reviewed the Registration Statement (including amendments thereto), the form of the Underwriting Agreement included as Exhibit 1.1 to the Registration Statement, the Company's 1999 Performance Stock Option Plan (the "1999 Performance Plan") included as Exhibit 10.4 to the Registration Statement, the Company's 1999 Super-Performance Stock Option Plan (the "1999 Super-Performance Plan") included as Exhibit 10.5 to the Registration Statement, the Company's 2001 Stock Option Plan (the "2001 Plan" and, together with the 1999 Performance Plan and 1999 Super-Performance Plan, the "Stock Plans") included as Exhibit 10.6 to the Registration Statement, the Company's Amended and Restated Certificate of Incorporation included as Exhibit 3.1 to the Registration Statement, the Company's By-laws included as Exhibit 3.2 to the Registration Statement, certain option agreements relating to the Option Shares (the "Option Agreements") and records of certain corporate proceedings of the Company. We have examined and relied upon representations as to factual matters contained in certificates of officers of the Company. We have also made such other investigations of fact and law and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates or other instruments, and upon such factual information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinion expressed below.

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            In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of original documents to all documents submitted to us as certified, photostatic, reproduced or conformed copies, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents.

            Based upon the foregoing, we are of the opinion that (i) the Outstanding Shares are duly authorized, validly issued, fully paid and nonassessable and (ii) when issued, delivered and paid for as provided for by the Option Plans and the Option Agreements, the Option Shares will be duly authorized, validly issued, fully paid and nonassessable.

            Our opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to laws, and the rules, regulations and orders thereunder, which are currently in effect. Please be advised that no member of this firm is admitted to practice in the State of Delaware.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" contained in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                        Very truly yours,

                        /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON

                        PAUL, WEISS, RIFKIND, WHARTON & GARRISON